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                                                                    Exhibit 23.2

                                                          PricewaterhouseCoopers
                                                           Chartered Accountants
                                                                Dorchester House
                                                                 7 Church Street
                                                                        Hamilton
                                                                   Bermuda HM 11

                       Consent of Independent Accountants


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 12, 2002, except as to the subsequent events described in
Note 15, which is as of September 20, 2002, relating to the combined financial statements and combined financial statement schedules of Montpelier Re Holdings Ltd. which appear in such registration statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.



/s/ PricewaterhouseCoopers
-------------------------------
    Hamilton, Bermuda
    October 7, 2002